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                                                                EXHIBIT 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-4 of our report dated May 12, 1999 relating to the consolidated financial statements of TVN Entertainment Corporation which appear is such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Los Angeles, California
October 8, 1999